EXHIBIT 23.2


                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     I consent to the incorporation of my report dated December 12, 2005 with respect to the financial statements of Chartwell International, Inc. included in the Company's Pre-effective amendment no.1 to Form SB-2 for the fiscal year ended July 31, 2005.


                                              RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 21, 2006                              /s/ Ronald R. Chadwick, P.C.
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